Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-200750 on Form S-3 of our reports dated February 23, 2016, relating to the consolidated financial statements and financial statement schedule of Appalachian Power Company and subsidiaries appearing in or incorporated by reference in the Annual Report on Form 10-K of Appalachian Power Company for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Columbus, Ohio
February 23, 2016